UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Arris Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2009
PROXY STATEMENT FOR
VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES TO SERVE FOR A ONE-YEAR TERM EXPIRING IN 2010
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
BOARD AND COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
CONCLUSION
APPENDIX A

ARRIS GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2009

To the Stockholders of ARRIS Group, Inc.:

The Annual Meeting of Stockholders of ARRIS Group, Inc. will be held at the Company’s corporate headquarters, located at 3871 Lakefield Drive, Suwanee, Georgia, on Wednesday, May 21, 2009, at 10:00 a.m. local time, for the purposes of:

1.	electing eight directors;

2.	ratifying the retention of Ernst & Young LLP as the independent registered public accounting firm for ARRIS Group, Inc. for 2009;

3.	approving an amendment to the Company’s Employees Stock Purchase Plan in order to increase the number of shares available thereunder; and

4.	transacting such other business as may be brought before the meeting or any adjournment(s) thereof.

These matters are more fully described in the proxy statement accompanying this notice.

As stockholders of ARRIS, your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by telephone or by signing, dating, and returning the enclosed proxy card in the accompanying reply envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you previously have submitted your proxy.

The Board of Directors has fixed the close of business on March 24, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination at the Company’s corporate headquarters by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting and at the meeting.

A copy of our 2008 annual report is enclosed. Additional copies of these materials may be obtained without charge by writing the Secretary of ARRIS Group, Inc., 3871 Lakefield Drive, Suwanee, Georgia 30024.

BY ORDER OF THE BOARD OF DIRECTORS

Lawrence A. Margolis, Secretary

Suwanee, Georgia
April 17, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2009

The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2008 10-K, the Proxy Statement and other materials, are available over the Internet at http://www.arrisi.com/proxy.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
OF ARRIS GROUP, INC.

To Be Held May 21, 2009

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ARRIS Group, Inc., a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on May 21, 2009 at 10:00 a.m. local time at the Company’s corporate headquarters, 3871 Lakefield Drive, Suwanee, Georgia, and any adjournment(s) thereof. The Company’s corporate headquarters is located at 3871 Lakefield Drive, Suwanee, Georgia 30024 (telephone 678-473-2000). This proxy statement and form of proxy are first being mailed to stockholders on or about April 17, 2009.

This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, e-mail or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to forward proxy materials to their customers and will reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to assist in the solicitation for a fee of approximately $22,500 plus expenses.

VOTING

Shares of Common Stock of the Company represented by proxies in the accompanying form, which are properly executed and returned to the Company (and which are not effectively revoked), will be voted at the meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, except as discussed below, shares represented by such proxies will be voted IN FAVOR OF Proposal 1 to elect as directors the nominees listed herein, IN FAVOR OF Proposal 2 to ratify the retention of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2009, IN FAVOR OF Proposal 3 to approve the amendment of the Company’s Employees Stock Purchase Plan (“ESPP”), and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

Each stockholder has the power to revoke his or her proxy at any time before it is voted by (1) delivering to the Company, prior to or at the meeting, written notice of revocation or a later dated proxy, or (2) attending the meeting and voting his or her shares in person.

The Board of Directors has fixed the close of business on March 24, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. As of that date, 123,214,164 shares of Common Stock were outstanding. Each holder of Common Stock is entitled to one vote per share.

A quorum, which is a majority of the outstanding shares of Common Stock as of the record date, must be present in order to hold the meeting. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote. Proxies that contain a broker non-vote are counted towards a quorum and voted on the matters indicated. If a quorum is present, the votes required to approve the various matters presented to stockholders at the meeting shall be as follows:

•	Proposal 1 (Election of Directors) — The nominees receiving the most votes — i.e., a plurality — will be elected. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

•	Proposal 2 (Retention of Ernst & Young LLP as the Independent Registered Public Accounting Firm) — Ratification of the retention of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2009 requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this proposal.

•	Proposal 3 (Amendment of ESPP) — Approval of the amendment of the ESPP requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 1
ELECTION OF DIRECTORS

In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below, all of whom presently serve on the Board of Directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of ARRIS’ by-laws. The current number of Directors has been set by the Board at eight. Upon his re-election at this year’s Annual Meeting, Mr. Stanzione is expected to serve as Chairman of the Board.

NOMINEES TO SERVE FOR A ONE-YEAR TERM EXPIRING IN 2010

Name:	Alex B. Best
Age:	68
Director since:	2003
ARRIS Board Committee:	Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee (Chairman)
Principal occupation and recent business experience:	Prior to his retirement in 2000, Mr. Best was the Executive Vice President of Cox Communications, Inc. From 1986 through 1999, he served as the Vice President of Engineering of Cox. Since 2000, Mr. Best has continued to consult for Cox on a part-time basis. From 1966 through 1986, Mr. Best worked for Scientific-Atlanta and was involved in nearly every aspect of its cable television product development and business applications. Mr. Best served as Chairman of the National Cable Television Association’s Engineering Advisory Committee from 1995 until 2000.

Name:	Harry L. Bosco
Age:	63
Director since:	2002
ARRIS Board Committee:	Audit Committee and Nominating and Corporate Governance Committee (Chairman)
Principal occupation and recent business experience:	Since 2000, Mr. Bosco has served as the Chief Executive Officer and President of OpNext, Inc. As of April 1, 2009, Mr. Bosco became the Chairman of the Board of OpNext, Inc. and no longer serves as the Chief Executive Officer and President. From 1965 to 2000, Mr. Bosco held numerous senior management positions within Lucent Technologies, formerly Bell Labs.
Other directorships:	OpNext, Inc.

Name:	John Anderson Craig
Age:	66
Director since:	1998
ARRIS Board Committee:	Audit Committee and Compensation Committee
Principal occupation and recent business experience:	Mr. Craig is a business consultant. From 1999 through 2000, Mr. Craig was Chief Marketing Officer of Nortel Networks, Inc. From 1981 to 1999, he held various senior management positions within Northern Telecom Inc., now known as Nortel Networks Inc.
Other directorships:	Bell Canada International and CAE, Inc.

Name:	Matthew B. Kearney
Age:	69
Director since:	2003
ARRIS Board Committee:	Audit Committee (Chairman)
Principal occupation and recent business experience:	Prior to his retirement in 1997, Mr. Kearney was the Chief Financial Officer of Griffin Gaming & Entertainment, Inc. (formerly Resorts International, Inc.). Mr. Kearney also served as President of Griffin Gaming & Entertainment, Inc. from 1993 through 1995. Prior to joining Resorts International, Inc., Mr. Kearney worked in public accounting for Price Waterhouse & Co. Mr. Kearney is a CPA (inactive) in New York and Florida.

Name:	William H. Lambert
Age:	72
Director since:	1997
ARRIS Board Committee:	Compensation Committee (Chairman) and Nominating and Corporate Governance Committee
Principal occupation and recent business experience:	Mr. Lambert is retired. From 1988 to 1997, Mr. Lambert served as the Chairman, President and Chief Executive Officer of TSX Corporation, which was acquired by ARRIS in 1997. Mr. Lambert has been a private investor since 1998.

Name:	John R. Petty
Age:	78
Director since:	1993
ARRIS Board Committee:	Audit Committee and Nominating and Corporate Governance Committee. Mr. Petty is also the Lead Independent Director.
Principal occupation and recent business experience:	Mr. Petty is the Chairman of TECSEC Incorporated, a data security company. Mr. Petty also has served as the Chairman of Federal National Payables, Inc., Federal National Commercial, Inc., and Federal National Services, Inc., since 1992. Mr. Petty has been a private investor since 1988.

Name:	Robert J. Stanzione
Age:	61
Director since:	1998
ARRIS Board Committee:	Technology Committee
Principal occupation and recent business experience:	Mr. Stanzione has been Chief Executive Officer of the Company since 2000. From 1998 through 1999, Mr. Stanzione was President and Chief Operating Officer of the Company. Mr. Stanzione has been Chairman of the Board of Directors since 2003. From 1995 to 1997, he was President and Chief Executive Officer of Arris Interactive L.L.C. From 1969 to 1995, he held various positions with AT&T Corporation.
Other directorships:	National Cable & Telecommunications Association (NCTA) and Symmetricom, Inc.

Name:	David A. Woodle
Age:	53
Director since:	2007
Principal occupation and recent business experience:	In April 2008, Mr. Woodle became Chairman of the Board and Chief Executive Officer of NanoHorizons Inc., a nanotechnology company that specializes in producing nanosilver particles for anti-microbial applications. Prior to ARRIS’ acquisition of C-COR Incorporated on December 14, 2007, Mr. Woodle was C-COR’s Chairman and Chief Executive Officer, positions that he had held since 2000. Prior to joining C-COR, Mr. Woodle was Vice President and General Manager of Raytheon E-Systems/HRB Systems, and led merger transition efforts to successfully position that company in the wireless data telecommunications marketplace.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP to serve as the independent registered public accounting firm of ARRIS Group, Inc. for the fiscal year ending December 31, 2009, subject to stockholder approval. This firm has audited the accounts of the Company since 1993. If stockholders do not ratify this appointment, the Committee will consider other independent registered public accounting firms. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

PROPOSAL 3
APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Recommendation.  The Board of Directors has approved an amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance under the ESPP from 1,800,000 shares to 3,800,000 shares, an increase of 2,000,000 shares, and make minor compliance changes to the ESPP. A copy of the ESPP reflecting the proposed amendments is attached to this Proxy Statement as Appendix A.

Purpose.  The purpose of the ESPP is to align more closely the interest of Company employees with those of the Company and its stockholders by providing employees of the Company and specified subsidiaries the opportunity to purchase shares of common stock at favorable prices and terms. The proposed amendment to the ESPP would increase the number of shares reserved for issuance under the ESPP from 1,800,000 to 3,800,000, subject to adjustments to reflect certain circumstances. The proposed amendment also makes minor changes to the ESPP in order to clarify its administration.

Administration and Amendment.  The Plan is administered by the Compensation Committee of the Company’s Board of Directors. Subject to the provisions of the ESPP, the Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the ESPP. The Board of Directors or the Compensation Committee may, from time to time, suspend, terminate, revise or amend the ESPP or the terms of any grant except that, without the approval of stockholders, no such revision or amendment may increase the number of shares subject to the ESPP, reduce the exercise price provided in the ESPP, or cause the ESPP not to be in conformance with the requirements of Section 423 of the Internal Revenue Code of 1986.25 amended (the “code”).

Participation.  All employees of the Company or any subsidiary of the Company (provided the Company authorizes such subsidiary to participate) whose customary employment is twenty hours or more per week are eligible to purchase shares through regular payroll deductions. However, no employee who owns (directly or indirectly), or holds options to purchase 5% or more of the Company’s or any subsidiary’s voting securities may participate in the ESPP.

Number of Shares.  As of the date of this proxy, only 194,814 shares remained available for purchase by participants. As amended, the ESPP would provide for the issuance of 2,194,814 of the Company’s authorized but unissued shares of common stock. Of this amount 2,000,000 shares are subject to stockholder approval of this Proposal. The ESPP share reserves are subject to adjustments to reflect certain transactions.

Time and Manner of Exercise.  The Company will grant eligible employees options to purchase shares through a payroll deduction program. These options are granted once every six months on a date specified by the Compensation Committee. The term of the option is a six-month period beginning on the date of the grant. Eligible employees are able to designate an amount to be withheld from their regular pay within the minimum and maximum limits as specified under the ESPP. No one is permitted, in any year, to receive an option that would be exercisable for the first time during any year in a way that would permit the employee to purchase shares having a total fair market value on the grant date of greater that $25,000. The maximum number of shares subject to each option is the number of whole shares which the projected payroll deductions, authorized by the participant for the option period, would purchase at an exercise price per share equal to 85% of the fair market value of a share on the grant date.

Purchase Price.  An option is exercised automatically on the last day of the six-month option period, the exercise date, at which time the Company deducts, from the participant’s account, an amount which is sufficient to purchase, at the option price, up to the number of shares subject to participant’s option. The balance of the participant’s account is refunded to the participant promptly after the exercise date. The option price per share is equal to 85% of the fair market value of shares on the grant date or exercise date, whichever is less.

Withdrawal and Termination of Employment.  Participation in the ESPP is terminated when the participant voluntarily withdraws from the ESPP, resigns or is discharged, or retires or dies. Upon termination of participation, all funds in the participant’s account are refunded to the participant without interest, except that upon retirement or death, the participant or the participant’s executor, as the case may be, may elect to exercise any outstanding options of the participant.

Federal Income Tax Consequences.  The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. All payroll deductions elected by a participant under the ESPP are made on an after-tax basis. So long as the ESPP qualifies under Section 423 of the Code, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the options. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the grant date, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the exercise date exceeded the exercise price of those shares. Any additional gain or loss upon the disposition will be taxed as a short-or-long-term capital gain or loss, depending on if the participant held the stock for more than one year (long-term if held for more than one year and short-term if otherwise). If the participant sells or otherwise disposes of the purchased shares more than two years after the grant date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the exercise price paid for those shares or (ii) 15% of the fair market value of the shares on the grant. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss.

If the participant still owns shares acquired under the ESPP at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the exercise price or (ii) 15% of the fair market value of the shares on the grant date will constitute ordinary income in the year of death.

If the purchased shares are sold or otherwise disposed of within two years after the participant’s grant date, the Company will be entitled to a tax deduction in the year of such sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed. No withholding is required by the Company.

New Plan Benefits.  No new plan benefits table for the ESPP, as amended, is included in this proxy statement. Participation in the ESPP is voluntary and dependent on each employee’s election to participate and his or determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE ESPP AMENDMENT

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth, as of March 24, 2009, certain information with respect to the Common Stock of the Company that may be deemed beneficially owned by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors, officers and nominees as a group.

	Shares	Shares that	Total Shares —
	Beneficially	May Be Acquired	Percentage of
Beneficial Owner(1)	Owned(2)	Within 60 Days	Class if > 1%(3)

Alex B. Best	50,100	2,225	*
Harry L. Bosco	30,400	2,225	*
John Anderson Craig	60,100	12,225	*
Matthew B. Kearney	30,100	2,225	*
William H. Lambert	48,350	12,225	*
John R. Petty	49,700	17,225	*
David A. Woodle	58,951	718,725	*
Robert J. Stanzione	205,327	1,666,040	1.5%
Lawrence A. Margolis	114,496	475,718	*
David B. Potts	53,891	275,058	*
James D. Lakin	92,907	258,140	*
Ronald M. Coppock	46,099	93,386	*
All directors, nominees and executive officers as a group including the above named persons (16 persons)	920,650	4,104,058	3.9%

*	Percentage of shares beneficially owned does not exceed one percent of the class.

(1)	Unless otherwise indicated, each person has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2)	Includes an aggregate of 184,950 stock units awarded to directors (other than Mr. Stanzione) that convert on a one-for-one basis into shares of Common Stock at a time predetermined at the time of issuance.

(3)	The shares underlying all equity awards that may be exercised within 60 days are deemed to be beneficially owned by the person or persons for whom the calculation is being made and are deemed to have been exercised for the purpose of calculating this percentage, including the shares underlying options where the exercise price is above the current market price.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 24, 2009, with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power and the information below is based upon SEC filings by the person.

	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class

Barclays Global Investors, NA(1)	8,409,722	6.8%
Dimensional Fund Advisors LP(2)	6,854,104	5.6%
EARNEST Partners, LLC(3)	8,388,490	6.8%
Janus Capital Management LLC(4)	9,741,960	7.9%
Shamrock Activist Value Fund, L.L.C.(5)	7,020,514	5.7%
Wellington Management Co LLP(6)	6,142,838	5.0%

(1)	Based on information included in a Schedule 13G filed February 5, 2009, Barclays Global Investors, NA has sole voting power with respect to 6,502,436 shares and sole dispositive power with respect to 8,409,722 shares. The address for Barclay’s Global Investors is 400 Howard Street, San Francisco, California 94105.

(2)	Based on information included in a Schedule 13G filed February 9, 2009, Dimensional Fund Advisors LP. has sole voting power with respect to 6,711,749 shares, and sole dispositive power with respect to 6,854,104 shares. The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)	Based on information included in a Schedule 13G/A filed February 13, 2009, EARNEST Partners LLC, has sole voting power with respect to 2,677,972 shares, shared voting power with respect to 1,941,799 shares, and sole dispositive power with respect to 8,388,490 shares. The address for EARNEST Partners LLC, is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

(4)	Based on information included in a Schedule 13G/A filed February 17, 2009. The address for Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

(5)	Based on information included in a Schedule 13D filed December 1, 2008. The address for Shamrock Partners Activist Value Fund, L.L.C. is 4444 W. Lakeside Drive, Burbank, California 91505.

(6)	Based on information included in a Schedule 13G/A filed February 17, 2009, Wellington Management CO LLP has shared dispositive power with respect to 6,089,938 shares, and shared voting power with respect to 4,589,938 shares. The address for Wellington Management CO LLP is 75 State Street, Boston, MA 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company or filed with the SEC and written representations that no other reports were required, for the fiscal year ended December 31, 2008 all Section 16(a) filing requirements applicable to its directors, executive officers and greater-than-ten-percent beneficial owners were properly filed, with the exception of late reports for each of Ronald Coppock, Marc Geraci, Bryant Isaacs, James D. Lakin, Lawrence A. Margolis, Bruce McClelland, David B. Potts and Robert J. Stanzione related to the April 18, 2008 withholding of taxes from the restricted stock lapse and for Alex B. Best and John Ian Craig for the purchase of shares on February 19, 2008 and May 2, 2008, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of December 31, 2008:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be	Weighted-Average	Equity Compensation
	Issued Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights(1)	Warrants and Rights(2)	1st Column)(3)

Equity compensation plans approved by security holders	13,421,107	$9.19	13,868,352
Equity compensation plans not approved by security holders	—	—	—

Total	13,421,107	$9.19	13,868,352

(1)	Includes unexercised vested stock options, unvested stock options, unvested restricted stock, and unvested performance shares. Also includes 4,708,354 of stock options issued as a result of the C-COR acquisition in December 2007.

(2)	The weighted-average exercise price is calculated on the outstanding options and does not include restricted stock or rights with no exercise price.

(3)	Includes securities available for future issuance under ARRIS’ stock incentive plans (13,673,538) and 2001 Employee Stock Purchase Plan (194,814).

BOARD AND COMMITTEE MATTERS

DIRECTOR INDEPENDENCE

For purposes of determining the independence of its directors, the Board of Directors has adopted the definition of independence used in the listing standards of the NASDAQ. It also considers the definition of independence used in the Internal Revenue Code and Securities Exchange Act of 1934 for purposes of determining whether members of the Audit Committee and Compensation Committee are independent. In making determinations, the Board of Directors considers that in the ordinary course of business, transactions may occur between the Company and companies at which some of the Directors are or have been outside Directors. The Board of Directors determines whether the transaction and whether it has any implications to the director’s independence. A copy of the director independence standards is available on the Company’s website at www.arrisi.com under the caption Investor Relations: Corporate Governance. Based upon these standards, the Board of Directors has determined that all of the directors, other than Robert J. Stanzione and David A. Woodle, who constitute a majority of the Board of Directors, are independent. Mr. Stanzione, as the Company’s Chief Executive Officer and President, and Mr. Woodle, as a former officer of C-COR, are not considered independent.

COMPENSATION OF DIRECTORS

2008 and 2009 Compensation

Cash Fees.  The non-employee directors receive director fees. During 2008, the Company paid its non-employee directors:

•	an annual cash retainer of $30,000 (paid in equal quarterly installments);

•	$2,000 for each Board meeting and $1,000 for each committee meeting that they attended in person or;

•	$2,000 for each teleconference Board meeting and $1,000 for each teleconference committee meeting in which they participated; and

•	$1,000 for each in-person Board meeting and $500 for each in-person committee meeting that they attended by telephone

For 2009, the annual cash retainer has been increased to $40,000 and all Board meeting fees have been eliminated. Committee meetings fees remain unchanged. Starting in 2009, the Lead Independent Director, John Petty, will receive an additional annual cash retainer of $10,000. Each member of the Audit Committee will continue to receive an additional annual cash retainer of $5,000, and the respective Chairmen of our Board committees will continue to receive the following additional annual cash retainers:

•	Audit Committee: $10,000

•	Compensation Committee: $7,500

•	Nominating and Corporate Governance Committee: $5,000

•	Technology Committee: $5,000

Stock Awards and minimum holding requirement.  Each non-employee director also receives annual compensation paid in the form of stock units. Stock units have been granted as of July 1 of each year and vest in fourths in sequential calendar quarters. The number of units is determined by dividing the dollar amount of the award by the closing price of the Common Stock on the most recent trading day rounded to the nearest one hundred units. One-half of the number of stock units converts, on a one-for-one basis, into shares of the Company’s Common Stock when such director is no longer a member of the Board. The remaining units, if vested, convert, on a one-for-one basis, into shares of the Company’s Common Stock at a date selected by the individual director. The number of shares that are granted to directors that they do not convert until no longer a director — i.e., a “hold until retirement” period — functions as a minimum holding requirement. The number of units held by each director that do not convert until he is no longer a director is set forth in the table below under the caption Director Compensation Table.

For 2008, the stock award grant portion of director compensation was $50,000. For 2009, the stock award portion of director compensation has been increased to $75,000. Of the 2009 total award, $50,000 continues to be paid in stock units as of July 1, as described above. The additional $25,000 was paid as of January 2, 2009 and vests in fourths in sequential calendar quarters.

Reimbursements.  Non-employee directors are reimbursed for reasonable expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. Directors also are reimbursed for reasonable expenses associated with other business activities related to their Board service, including participation in director education programs and memberships in director organizations.

Liability Insurance.  The Company maintains customary directors’ and officers’ liability insurance and is obligated under its bylaws to indemnify its officers and directors under certain circumstances.

Director Compensation Table.  The following tables set forth information about the compensation paid to the non-employee members of the Board of Directors for the last fiscal year.

					Shares Held
	Fees Earned or				Until Board
Name(1)	Paid in Cash ($)	Stock Awards ($)		Total Compensation ($)	Retirement

Alex B. Best	59,000	49,682	(2)	108,682	14,700
Harry L. Bosco	61,000	49,682	(2)	110,682	23,800
John Anderson Craig	61,000	49,682	(2)	110,682	50,100
Matthew B. Kearney	57,500	49,682	(2)	107,682	23,900
William H. Lambert	56,500	49,682	(2)	106,682	47,650
John R. Petty	63,000	49,682	(2)	112,682	17,600
David A. Woodle	40,000	36,984	(3)	76,984	4,300

(1)	Mr. Stanzione, as an employee of the Company, receives no additional compensation for his service and participation as a member of the Board.

(2)	Historically, the non-employee members of the Board of Directors received stock units granted on July 1 each year that vested quarterly through June 30 of the following year. Therefore, the 2008 fiscal year stock awards compensation is comprised half from the July 1, 2007 grant and half from the July 1, 2008 grant. The number of stock units granted on July 1, 2007 was 2,800 per member, which was determined by dividing $50,000 by the June 29, 2007 closing price of $17.59 per share and rounding to the nearest 100 units. The number of stock units granted on July 1, 2008 was 5,800, which was determined by dividing $50,000 by the July 1, 2008 closing price of $8.64 per share and rounding to the nearest 100 units. As of December 31, 2008, the number of vested stock awards for the grant on July 1, 2008, consisted solely of restricted stock units, held by each non-employee director is as follows: Alex B. Best, 2,900; Harry L. Bosco, 2,900; John A. Craig, 2,900; Matthew B. Kearney, 2,900; William H. Lambert, 2,900; and John R. Petty, 2,900.

(3)	David A. Woodle joined the board as of December 14, 2007. Had he been a member of the board as of July 1, 2007 he would have received 2,800 stock units as described above. Since he only served on the board for a portion of the term related to the July 1, 2007 grant, he received a prorated amount of 1,400 stock units. These units were granted on May 28, 2008 based on the closing price of the stock that day which was $8.52. Therefore the 2008 calendar year stock awards expense is comprised of the expense from the May 28, 2008 grant and half of the expense from the July 1, 2008 grant. As of December 31, 2008, 2,900 of the units granted on July 1, 2008 to David A. Woodle had vested.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, and Technology committees. The table below shows current membership for each of the Board committees.

	Compensation	Nominating and Corporate	Technology
Audit Committee	Committee	Governance Committee	Committee

Harry L. Bosco	Alex B. Best	Alex B. Best	Alex B. Best*
John Anderson Craig	John Anderson Craig	Harry L. Bosco*	Robert J. Stanzione
Matthew B. Kearney*	William H. Lambert*	William H. Lambert
John R. Petty		John R. Petty

*	Committee Chairman

The Board of Directors held five meetings in 2008. During 2008, each of the directors attended 75% or more of the total of all meetings held by the Board and the committees on which the director served.

The Company has not adopted a formal policy on Board members’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the meetings. All of the Company’s directors attended the 2008 annual meeting of stockholders on May 28, 2008.

Audit Committee

The Audit Committee in 2008 consisted of Messrs. Petty (Chairman), Bosco, Craig, and Kearney. On February 24, 2009 Mr. Kearney became Chairman of the Committee. The membership of the Committee was not otherwise changed. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee,” included in this proxy statement. The Audit Committee is governed by a written charter that is available on the Company’s website at www.arrisi.com. The Board of Directors believes that each of its Audit Committee members is independent and financially literate as defined by the SEC and the current listing standards of the NASDAQ. The Board has identified John R. Petty and Matthew B. Kearney as “audit committee financial experts”, as defined by the SEC. The Audit Committee held eleven meetings in 2008.

Compensation Committee

The Compensation Committee in 2008 consisted of Messrs. Lambert (Chairman), Best and Craig. No member of the Compensation Committee is currently or has served as an executive officer or employee of the Company and none of the members of the Compensation Committee had any “interlocks” within the meaning of Item 407(e)(4) of the SEC Regulation S-K during fiscal 2008. The Compensation Committee is governed by a written charter that is available on the Company’s website at www.arrisi.com. The Compensation Committee determines the compensation for our executive officers and non-employee directors, establishes our compensation policies and practices, and reviews annual financial performance under our employee incentive plans. The Compensation Committee generally exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants, except as relates to the Chairman and CEO, in which case the entire Board of Directors approves or ratifies all said compensation matters. The Compensation Committee held six meetings in 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee in 2008 consisted of Messrs. Bosco (Chairperson), Best, Lambert, and Petty. The Nominating and Corporate Governance Committee’s operations are governed by a written charter that is available on the Company’s website at www.arrisi.com. The Nominating and Corporate Governance Committee identifies individuals qualified to become directors and recommends candidates to the Board of Directors. The Nominating and Corporate Governance Committee held two meetings in 2008.

The Nominating and Corporate Governance Committee supervises the conduct of director self-evaluation procedures including the performance of an anonymous survey of directors as to the Board’s processes and effectiveness and governance practices in general. The Nominating and Governance Committee together with the

Board actively review succession issues and plans for both management and the Board of Directors. It is anticipated that at least one new member of the Board with specific industry expertise or experience may be appointed during the next year or two.

With respect to the Committee’s evaluation of director nominee candidates, the Committee considers each candidate on his or her own merits. In evaluating candidates, there are a number of criteria that the Committee generally views as relevant and is likely to consider. Some of these factors include the candidate’s:

•	career experience, particularly experience that is germane to the Company’s business, such as telecommunications products and services, legal, human resources, finance, marketing, and regulatory experience;

•	whether the candidate is an “audit committee financial expert” (as defined by the SEC);

•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;

•	contribution to diversity of the Board of Directors;

•	integrity and reputation;

•	ability to work collegially with others;

•	whether the candidate is independent;

•	other obligations and time commitments and the ability to attend meetings in person; and

•	current membership on the Board — the Board values continuity (but not entrenchment).

The Committee does not assign a particular weight to the individual factors. Similarly, the Committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing Board members, will provide stockholders with a diverse and experienced Board of Directors.

With respect to the identification of nominee candidates, the Board recommends candidates whom they are aware of personally or by reputation. The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.

The Committee welcomes recommendations from stockholders. The Committee evaluates a candidate for director who was recommended by a stockholder in the same manner that the Committee evaluates a candidate recommended by other means. In order to make a recommendation, the Committee asks that a stockholder send the Committee:

•	a resume for the candidate detailing the candidate’s work experience and credentials;

•	written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Policy on Business Ethics and Conduct and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Policy or required a waiver, (4) is, or is not, “independent” as that term is defined in the Committee’s charter, and (5) has no plans to change or influence the control of the Company;

•	the name of the recommending stockholder as it appears in the Company’s books, the number of shares of Common Stock that are owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);

•	personal and professional references, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).

This information should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, ARRIS Group, Inc., 3871 Lakefield Drive, Suwanee, GA 30024, who will forward it to the chairperson of the Committee. The Committee does not necessarily respond to recommendations. The nomination must be accompanied by the name and address of the nominating stockholder and must state the number of shares held. For potential nominees to be considered at the 2010 annual stockholders’ meeting, the Corporate Secretary must receive this information by December 15, 2009.

In addition to the procedures described above for recommending prospective nominees for consideration by the Committee, stockholders may directly nominate directors for consideration at any annual meeting of stockholders.

Technology Committee

The Technology Committee consists of Mr. Best (Chairman) and Mr. Stanzione. The Technology Committee monitors the development of the Company’s technology and operates as an intermediary between the Company and its customers and the Technology Advisory Board of the Company.

Executive Committee

The Board of Directors formerly had an Executive Committee consisting of Mr. Bosco (Chairman), Mr. Kearney, Mr. Lambert and Mr. Petty. The Executive Committee was formed of independent directors to consider and act on matters when the full Board cannot be convened and action by an executive committee is deemed appropriate by the full Board. The Executive Committee held one meeting in 2008. The Executive Committee was dissolved in May 2008 since it was rarely used and a special committee could be established if and when the need arises.

Executive Sessions

The Board of Directors traditionally has held regular Executive Sessions where members of management (including Mr. Stanzione) are excluded. The Company’s Governance Guidelines recently have been amended to require that the Board meet in Executive Session at each regular Board meeting. The Lead Independent Director presides over Executive Sessions.

Lead Independent Director

The Company’s Governance Guidelines recently were amended to require that at any time the Board of Directors does not have an Independent Chairman, the Board of Directors must have a Lead Independent Director. The Lead Independent Director presides over Executive Sessions of the Board of Directors and other meetings where the Chairman is not present. The Lead Independent Director also approves the agenda for Board meetings and approves the information sent to the Board. He also is the liaison between the Chairman and the independent directors and may call meetings of the independent directors. Lastly, he is available for consultation and direct communications, if so requested by a major shareholder and has various other communications and administrative responsibilities. Mr. Petty currently is the Lead Independent Director.

COMMUNICATION WITH THE BOARD

Stockholders may communicate with the Board of Directors, including the Lead Independent Director, by sending a letter to the ARRIS Group, Inc. Board of Directors, c/o Corporate Secretary, ARRIS Group, Inc., 3871 Lakefield Drive, Suwanee, GA 30024. The Corporate Secretary will submit the correspondence to the Lead Independent Director or to any specific director to whom the correspondence is directed.

REPORT OF THE AUDIT COMMITTEE

Pursuant to its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we do not represent ourselves to be, or to serve as, accountants or auditors by profession. Therefore, we have relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of the independent registered public accounting firm included in their report on the Company’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of our Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that our Company’s independent registered public accounting firm is in fact independent.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

We reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability of the Company’s accounting principles required by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90, and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, we discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board Rule 3526, and considered the compatibility of nonaudit services provided by the independent registered public accounting firm to the Company with their independence.

We discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. We met with the internal auditors and the independent registered public accounting firm, with and, as deemed advisable, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. We reviewed proposed interim financial statements with management and the independent registered public accounting firm. We oversaw the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In 2008, we had eleven meetings. In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. In addition, we have appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for calendar year 2009, subject to stockholder ratification.

The Company maintains a corporate governance hotline system in which employees may directly contact the members of the Audit Committee concerning potential failures to meet corporate standards of conduct, including questionable accounting or auditing matters. These calls are completely confidential and anonymous.

John R. Petty, Chairman until February 24, 2009
Harry L. Bosco
John A. Craig
Matthew B. Kearney, Chairman

Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Report of the Audit Committee shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION

Summary

Each of the named executive officers has an employment agreement with the Company. Employment agreements were amended in November 2008, primarily to assure compliance with the requirements of section 409A of the Internal Revenue Service and for other harmonizing changes. Each agreement establishes the base salary for the officer, which is subject to annual review. The target bonus is established at 60% of base salary for each of the named executive officers, except Mr. Stanzione, whose target bonus is 100% of base salary. Each year the Compensation Committee establishes the performance criteria for the bonuses. The agreements also contemplate the grant of equity awards annually in the discretion of the Compensation Committee. The agreements renew annually automatically until the employee reaches age 65 In the event an executive is terminated without cause or in connection with a change of control of the Company, the executive is entitled to receive one year’s salary and bonus (two years in the case of Mr. Margolis and Mr. Potts and three years in the case of Mr. Stanzione); all unvested options and stock awards vest immediately and the executive is entitled to continued benefits, for example, life, medical and disability insurance, during the severance period (one, two or three years as noted above).

The Compensation Committee reviews base salaries, bonus plans and equity awards annually. It regularly, but not necessarily annually, retains consultants, who are not engaged by management for any other matters, to review executive compensation levels compared to selected peer companies, companies in the technology industries generally and companies of similar size. The Company has sought to establish salaries at approximately the median levels (with exceptions to recognize outstanding performance) and to have equity and annual bonus target opportunities at or above median levels. The survey conducted for the Company’s deliberations for 2008 compensation decisions indicated that, taken as a whole, the Company’s base salaries, target annual incentive, and targeted long term equity compensation are at or moderately above median levels. Compensation has been actively managed. For example, in 2002 salary levels for executives were frozen for a year and during 2003 executive salaries were reduced by 5%. The reduction was reinstated in 2004. Raises were not reinstated above the 2002 level until 2005 (with the exception of Mr. Stanzione whose salary was not changed until 2006). In 2009, normal annual merit raises for the 2009 year (which normally would go into effect April 1, 2009) have been deferred and no raises have occurred for 2009. It is possible that the Compensation Committee may reconsider this deferral if business conditions or performance warrant reconsideration. ARRIS’ shareholder return has been affected by the current financial downturn. ARRIS’ total shareholder return for the three years ended December 31, 2008 was down approximately 16.1% which was above the NASDAQ composite performance, which was down approximately 28.5%.

Compensation Discussion and Analysis (“CD&A”)

Overview

This CD&A describes the major elements of our compensation program for the executive officers named in the Summary Compensation Table later in this proxy statement (the “named executive officers” or “NEO”). This CD&A also discusses the objectives, philosophy and decisions underlying the compensation of the named executive officers. The CD&A should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

Authority over compensation of the Company’s senior executives is within the province of the Compensation Committee of our Board of Directors. The Compensation Committee is composed entirely of independent directors, as determined under the applicable NASDAQ listing standards and Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews and approves executive compensation programs and specific compensation arrangements for the executive officers. The Compensation Committee reports to the Board, and all compensation decisions with respect to the Chief Executive Officer are reviewed and approved by the whole Board, without participation by the Chief Executive Officer.

The principal elements of our executive compensation program for 2006, 2007 and 2008 were:

•	Base salary;

•	Annual, performance-based cash incentives (“Bonus”);

•	Long-term equity incentives;

•	Benefits and perquisites; and

•	A change in control severance pay plan and other severance pay arrangements and practices.

Programs and Objectives and Reward Philosophy

Our Compensation Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

•	Competitive Pay. Competitive compensation programs are required to attract and retain a high-performing executive team, particularly for a technology focused company.

•	Pay for performance. Our compensation program must motivate our executive officers to drive ARRIS’ business and financial results and is designed to reward both near-term performance as well as sustainable performance over a longer period through equity compensation. The “at risk” portion of total compensation (i.e., the incentive programs under which the amount of compensation realized by the executive is not guaranteed, and increases with higher levels of performance) should be a significant component of an executive’s compensation.

•	Alignment with shareholders. Our executives’ interests must be aligned with the interests of our shareholders. Our compensation program should motivate and reward our executives to drive performance which leads to the enhancement of long-term shareholder value.

Key Considerations

In applying these program objectives and reward philosophies, the Compensation Committee takes into account the key considerations discussed below:

Competitive Market Assessment.  We regularly, but not necessarily annually, conduct a competitive market assessment for each of the primary elements of our executive compensation program. In setting executive compensation levels, the Compensation Committee reviews market data from the following sources:

•	Peer Group Information. The Compensation Committee considers information from the proxy statements of “peer group” public companies. The peer group is composed primarily of communications infrastructure companies. The peer group was selected by the Compensation Committee based on input from third party consultants and management. The following companies were included in our peer group for 2007 and 2008:

3Com Corporation	JDS Uniphase Corporation
ADC Telecommunications	Loral Space & Communications Ltd.
Avocent Corporation	Mastec, Inc.
Black Box Corporation	Netgear, Inc.
Ciena Corporation	Plantronics, Inc.
CommScope, Inc.	Polycom, Inc.
Dycom Industries, Inc.	Powerwave Technologies
Hughes Communications, Inc.	Tellabs, Inc.

•	Survey Data. Survey data from various sources also are utilized, including the following:

•	ERI Executive Compensation Assessor 2008 (Economic Research Institute)

•	2007/2008 Top Management Compensation — Industry Report (Watson Wyatt)

•	2007 Mercer Benchmark Database Executive (Mercer Human Resources Consulting)

•	Information from Longnecker & Associates. Our Compensation Committee also considers competitive market information and the recommendations provided by Longnecker & Associates, an independent advisor retained by the Compensation Committee, and not retained by management for other matters.

Our Financial and Strategic Objectives.  Each year our management team develops an annual operating plan for review and approval by our Board of Directors. The Compensation Committee utilizes the financial plan in the development of compensation plans and performance goals for our named executive officers for the next year.

Considerations for Mr. Stanzione.  In setting the compensation arrangements for Mr. Stanzione, the primary factors considered by the Compensation Committee include:

•	An assessment of his skill set, experience and recent performance, as well as his performance over a sustained period of time, (based on evaluations from the entire Board);

•	The financial and strategic results achieved by ARRIS for the last year relative to the pre-established objectives in our annual operating plan;

•	Other strategic and operational factors critical to the long-term success of our business;

•	The competitive market survey information described above; and

•	Guidance from the Compensation Committee’s independent compensation consultant.

Considerations for Other Named Executive Officers.  The Compensation Committee considers the same factors in setting the compensation arrangements for each of the other named executive officers as well as:

•	Mr. Stanzione’s assessment and recommendation of the named executive officer’s individual performance and contributions to our performance for the most recent year as well as the performance and contributions made over a sustained period of time (through both positive and negative business cycles); and

•	An evaluation of the skill set and experience of each named executive officer, including an assessment of how effective or unique the skill set is, how difficult it would be to replace and the relative importance of that particular skill set to the accomplishment of our business objectives and each named executive’s ability to assume additional responsibility.

Accounting, Tax and Financial Considerations.  The Compensation Committee carefully considers the accounting, tax and financial consequences of the executive compensation and benefit programs implemented by us. These were important considerations in connection with the design of the following compensation programs:

•	Our Stock Incentive Plan (“SIP”) and Annual Incentive Plan (“AIP”) were designed to allow for tax-deductibility of performance based stock awards, stock options, and annual cash incentive awards, respectively, under Section 162(m) of the Internal Revenue Code. The AIP and the issuance of grants and awards under the SIP are topics discussed in greater detail later in this CD&A.

•	We have taken steps to ensure that our supplemental retirement plans and executive employment agreements, including change in control, comply with the recently implemented regulations on non-qualified deferred compensation under Section 409A of the Internal Revenue Code.

•	In recent years, the Compensation Committee made a decision not to use stock options as the sole form of long-term equity incentives and began using a mix of stock options and restricted stock with time-based vesting. During 2008 and 2009, all awards were made in the form of restricted stock with one half of the awards granted to Executives in the form of performance based restricted shares. This change was made, in part, due to the implementation of new accounting regulations under SFAS 123(R) concerning the expensing of equity-based incentive awards and to reduce the dilution associated with long-term equity compensation. Given the increasing trend in favor of using restricted shares instead of stock options, it is anticipated that future long-term equity awards will be in the form of restricted shares (including performance shares for senior executives) and not stock options. The timing and amount of expense recorded for each of these various forms of equity awards will vary depending on the requirements of SFAS 123(R). The use of these various forms of long-term equity compensation awards for each of our named executive officers is discussed in greater detail later in this CD&A.

•	The Company adopted a “clawback policy” that enables the Company to recoup compensation paid to certain executives if that compensation was based on (i) financial results or operating metrics satisfied as a result of fraudulent or illegal conduct of the Executive, or (ii) intentional misconduct that materially contributes to improper or incorrect financial data. The policy is effective with respect to compensation for the year 2009 and following and, in certain situations, prior compensation as well. The policy is discussed more fully later in this proxy statement.

Additional Information and Considerations

The Role of the Compensation Committee and Its Use of Advisors.  A summary of the role of the Compensation Committee is found in the section entitled “Corporate Governance and Board Matters” in this proxy statement. For more information on the role and responsibilities of the Compensation Committee, we encourage you to review the Compensation Committee charter, which is posted on our website at www.arrisi.com.

The Compensation Committee charter permits the Compensation Committee to engage independent outside advisors to assist the Compensation Committee in the fulfillment of its responsibilities. The Compensation Committee engages an independent executive compensation consultant for information, advice and counsel. Typically, the consultant assists the Compensation Committee by providing an independent review of:

•	Our executive compensation policies, practices and designs;

•	The mix of compensation established for our named executive officers as compared to external benchmarks;

•	Market trends and competitive practices in executive compensation; and

•	The specific compensation package for Mr. Stanzione.

For 2006, 2007 and 2008, the Compensation Committee engaged Longnecker and Associates as its independent consultant. This selection was made directly by the Compensation Committee. Longnecker and Associates provides no other compensation or benefit consulting services to ARRIS.

The Role of Executive Management in the Process of Determining Executive Compensation.  Mr. Stanzione makes recommendations to the Compensation Committee regarding executive compensation decisions for the other named executive officers. Mr. Margolis, our Executive Vice President of Strategic Planning, Administration and Chief Counsel, is responsible for administering our executive compensation program and acts as Secretary to the Compensation Committee as well as the full Board and other Board Committees. Mr. Potts, our Chief Financial Officer, provides information and analysis on various aspects of our executive compensation plans, including financial analysis relevant to the process of establishing performance targets for our annual cash incentive plan and the cost of long term equity incentive plans. Although members of our management team participate in the process of determining executive compensation, the Compensation Committee also meets regularly in executive session without any members of the management team present. The Compensation Committee makes the final determination of the executive compensation package provided to each of our named executive officers subject, in the case of Mr. Stanzione, Chairman and CEO, to full board approval.

Equity awards generally are granted annually from January to May depending on board meeting schedule, shareholder approval of new equity plans and other factors. The Compensation Committee has determined that grant dates should occur as early as practicable after final budgets for the new year have been approved by the Board of Directors and after year-end results have been announced to the public. Equity grant and annual compensation adjustments and incentive plan performance criteria generally will be decided simultaneously, although they may be implemented at various times. (For example, raises generally are effective April 1, while bonuses generally are paid earlier.) We plan for equity grants generally to be analyzed, determined and granted in the mid-February to mid-April time frame. The exercise price for options is the closing price of the Common Stock on the date of grant.

Annual Cash Incentives

Annual cash bonuses are tied to Company performance. Annual bonus targets for senior executives have been established as a percentage of base pay level including the annual raise, if any, in the relevant years and are set forth in the employment agreements of each executive officer. Mr. Stanzione’s bonus target is 100% of base salary, which was established when his employment agreement was amended in 1999 in connection with his becoming the Chief Executive Officer. The remaining senior executives’ annual bonus targets are 60% of base salary. The maximum bonus payout for each of the named executive officers is 200% of the annual bonus target.

The Compensation Committee seeks to establish variable pay in the form of annual cash bonus opportunity at or above 50th percentile levels of the peer group and survey analysis described above. The Compensation Committee believes that variable pay target should be at or above the 50th percentile levels to encourage and reward exceptional performance, while assuring in years where Company performance may be weaker that total cash compensation is less. The Compensation Committee believes that the bonus targets for the senior executives are at or modestly above the 50th percentile of the peer group and survey analysis described above.

In 2008, annual incentives were measured not only by targeted financial performance (for 80% of the target bonus), but by individual assigned objectives which may be objectively or subjectively measured. 20% of the target bonus for Mr. Stanzione and the other senior executives were based on assigned objectives. Specific financial performance criteria have varied; however, in 2006, 2007 and 2008 the only financial performance criterion was the achievement of budgeted adjusted operating income for the Company. The Compensation Committee chose a single earnings metric in order to focus the senior executives as a team on earnings growth. The annual budget was developed by management in collaboration with and approved by the Board of Directors. In reviewing the budget, the Board of Directors considers, in addition to the detailed budget as presented, expected capital expenditure trends in the telecommunications industry generally and the cable segment of the telecommunications industry more specifically and the Company’s market share and market share growth.

For 2008, 80% of the target bonus was based on financial performance. The target for consolidated adjusted operating income (excluding goodwill amortization, goodwill impairment, restructuring, certain acquisition and other items) that would yield 100% payment of the financial performance part the targeted bonus for senior executives was $167 million. If actual adjusted operating income achieved was below 90% of adjusted operating income for 2007, the bonus payout would have been zero. For performance in the range between that 90% threshold and 100% of budgeted adjusted operating income, the bonus payout would have been between a 25% payout and 100% payout. For performance in the range between budget and 118% of budget, the bonus payout would have been between a 100% payout and 200% payout. For performance between these specific levels, bonus payouts were to be determined by straight line interpolation. Actual performance for 2008 was approximately 91% of the target performance and, accordingly, the financial performance portion of the bonus payouts were approximately 76% of the annual bonus target payout related to targeted financial performance

The 20% assigned subjective portion of the bonus target was based on management objectives established by the Compensation Committee. Bonus awards for individual accomplishments of objectives can range from 0% to 200% of target. For 2008, the management objectives for the senior executives included:

1. Complete the C-COR acquisition integration

2. Continue to diversify the business on a product and customer basis

3. Expand gross margins

4. Communicate the ARRIS story to investors, shareholders and employees

5. Rationalize overlapping products resulting from acquisition

6. Achieve projected expense synergies

7. Develop cross product line product strategy

8. Use IT to reduce operating expense

9.	Measure, focus and motivate improvement on return on assets, return on equity, return on investment and cash generation.

10.	Invest R&D dollars for short and long term return and for products migration beyond current generation.

11.	Maintain and develop relationships with senior customer executives, expand customer base and grow strategic accounts

12.	Develop and implement strategies for litigation defense and cost control for pending and possible claims

13.	Develop teamwork collaboration and staff on an inter and intra group basis

Based on the success of senior management, particularly with respect to market penetration, timely product development, margin improvement, cash generation and the C-COR acquisition integration, the specific management objective portion of the bonus paid out at between 129% and 133% of target as reflected in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation.

In the past six years bonuses have ranged from 0% to the maximum as achieved in 2005 and 2006 based on the performance criteria then in effect. Consistent with our pay for performance reward philosophy, no annual incentives were paid to our named executive officers in fiscal year 2003 because we did not achieve our pre-established financial goals in that year. In 2006 and 2007, we exceeded the budgeted amounts for our pre-established financial goals, which resulted in annual incentive payouts greater than 100% of the targeted amounts. In 2008, 91% of the financial performance target was achieved and the resulting payout was approximately 76% of target. The volatile and challenging industry and market conditions in which we operate contributes to significant variations in annual performance against goals and incentive payout amounts against the target level of payout.

The value of the target payout amounts for our annual incentive plan approximates in the aggregate the 50th percentile of the short-term incentive payments made by companies included in the market survey data that we used as benchmarks. The dollar amount of annual cash incentive bonus paid in 2008 to each of our named executive officers is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table appearing later in this proxy statement.

The Compensation Committee has the authority to adjust bonuses, including additions to the bonuses earned (or pay bonuses when no bonus has been earned) under the bonus plan. For example, in 2006, bonuses for Messrs. Lakin, Potts and Coppock exceeded the 150% maximum payout originally established because actual performance was over 244% of budgeted operating income, and in 2007 the amount of bonus for executive officers was adjusted up or down based on individual unit performance as reflected in the Summary Compensation Table under the heading “Bonus ($).” The Company does not have a formal policy for payments above the amounts established under the bonus plans. The Compensation Committee also may adjust the performance criteria if circumstances dictate (e.g., acquisitions, financings or other items that may not have been incorporated in the budget and therefore might require adjustment).

Long-Term Equity Incentives

We make long-term equity incentive awards to our executive officers each year. The primary objectives of our equity incentive program are to:

•	Align the interests of our executive officers with the interests of our shareholders through stock awards which have multi-year vesting requirements and which provide a significant incentive for executives to focus on increasing long-term shareholder value;

•	Provide a total compensation package that is competitive based upon our assessment of the market data described earlier in this CD&A; and

•	Provide financial incentive to retain our executives over a multi-year period.

The long term incentive compensation for senior executives in the past three years has consisted of grants of stock options (in 2008 time vested restricted shares were granted in lieu of options) and performance-based restricted stock with time based vesting. Previously, long term incentive compensation consisted predominantly of stock options. During the past three years, the Company has included restricted stock to reduce the share dilution associated with option grants since restricted stock awards are for fewer shares than comparably valued stock option awards. Moreover, recent changes in accounting standards require that stock options as well as restricted stock be expensed. Prior to these changes, the Company, like most companies, utilized primarily stock options to take advantage of the then available favorable accounting treatment for stock options. In 2008 and in future years, the Company intends to use restricted shares instead of stock options to reduce dilution associated with long term incentive compensation and to maintain retention incentive even in challenging periods when our stock price may be depressed. When granted stock options had a term of seven years (for some prior grants the term was ten years) and vest annually over four years (in some prior years the vesting was annually over three years).

For 2006, 2007 and 2008, the Compensation Committee established an aggregate value for equity grants for Company wide distribution focusing on cost to be reflected in the Company’s financial statements, the annual grant level as a percent of shares outstanding and, using the Black-Scholes methodology, the value of the aggregate grants as a percentage of the Company’s total market capitalization. A value expressed in dollars was allocated to the senior executives based on the survey data concerning long term incentive values for senior executives in comparable positions and the level of expense and dilution the Compensation Committee deemed appropriate. One-half of that value was awarded in shares of restricted stock and, using the Black-Scholes methodology, one-half in options at the then fair market value of the shares. (For 2008 stock options were replaced with restricted shares.) For Mr. Stanzione, the target value for long term incentives was approximately 200% of base salary, and for the other senior executives, the value ranged from approximately 130% to 170% of base salary. The Compensation Committee seeks to establish long-term incentive targets for senior executives, like bonuses, at or above 50th percentile levels of the peer group and survey analysis described above to emphasize long term stock appreciation. The most recent survey data reviewed in connection with the Compensation Committee’s 2008 deliberations indicates that awards of long term incentives in 2008 approximated the 50th percentile levels for the senior executive officers in the aggregate.

The restricted stock awarded to the senior executives in 2005, 2006 and 2007 and one-half of the restricted stock rewards granted in 2008 were awarded in the form of performance shares. Under the performance criteria, senior executives earned 100% of the target or assigned value at the time of grant if the Company achieved budgeted consolidated sales for the applicable year. For 2007, for performance below 94% of budgeted sales, the restricted stock awards paid out zero shares, and for performance at 94% of budget, the shares paid out 50% of the assigned value. For performance at budgeted sales, the shares paid out at 100% of the assigned value. For sales at or above 116% of budgeted sales, the shares paid out a number of shares equal to 150% of the assigned value. For 2008, senior executives earned 100% of target shares at 100% of budgeted sales. For performance below approximately 82% of budgeted sales, stock awards paid out zero shares with 50% of target being paid at the approximate 82% of the targeted sales. For sales at or above 105% of targeted sales, the shares paid 150% of targeted shares. Straight line interpolation was applied for performance between the designated levels. The Compensation Committee believes that performance based awards better align the executives and shareholders interests in that awards are reduced or eliminated if Board of Directors approved budgets are not met while achievement beyond targeted achievement is more highly rewarded. The 2008 restricted stock awards paid out was approximately 55% as actual sales were approximately 84% of budgeted sales. The 2007 restricted stock award payout was 115% as actual sales were approximately 105% of budgeted sales. The specific numbers of stock options and restricted stock that were granted to each of our named executive officers in 2007 and 2008 are set forth on the table entitled “Grants of Plan-Based Awards” in the executive compensation tables found later in this proxy statement.

For 2009, the performance criterion for performance shares was changed. The new criterion is based on the Company’s total shareholder return as compared to the shareholder return of the NASDAQ composite over a three year period (the “TSR measurement”) beginning with the calendar year of 2009. The TSR measurement will allow for payment from 0% and 200% based on underperforming, meeting or exceeding the NASDAQ composite three year return. Both 2009 and 2010 are transition years where a portion of the performance share awards will be paid at 100% since the Company has exceeded the three year NASDAQ composite shareholder return in each of the last three fiscal years. For 2009, two-thirds of the awards will pay out at 100% vesting on the first and second anniversaries of the grant date, and the remaining one-third will be based on the three-year Total Shareholder Return and will vest on January 31, 2012. The 2010 grant is expected to be similarly structured but only one-third of the grant will be paid at 100% and will vest on the first anniversary of the grant date, and two-thirds will be based on the Total Shareholder Return measurement and will vest on January 31, 2013. The 2011 grant is expected to be 100% based on the Total Shareholder Return measurement and will vest on January 31, 2014.

Executive Stock Ownership Guidelines

The Company has share ownership guidelines that require each senior executive to own shares having a value equal to a multiple of the senior executive’s annual base salary at the time the executive became subject to the ownership requirement. For Mr. Stanzione, the multiple was three times base salary; for Messrs. Margolis, Potts and Lakin it was twice base salary; and for Mr. Coppock it was one times base salary. Once the ownership level is achieved, the changes in share value are no longer monitored. Each of the senior executives has achieved the requisite level of share ownership.

Summary Compensation Table

The summary compensation table below presents the “total compensation” earned by our Named Executive Officers during 2006, 2007 and 2008. This amount is not the actual compensation received by our NEOs. In addition to cash and other forms of compensation actually received, total compensation includes the amount of the annual change in actuarial present value of accumulated pension benefit which will not be paid, or begin to be paid, until retirement, and the calculated dollar amounts set forth in the “Stock Awards” and “Option Awards” columns. These stock and option amounts reflect the compensation expense we recognized for financial statement reporting purposes with respect to equity awards granted to our NEOs in 2008, as well as grants made in prior years, to the extent such awards vested during 2006, 2007 and 2008. The compensation expense included in the “Stock Awards” and “Option Awards” columns likely will vary from the actual amounts ultimately realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the timing of any exercise or sale of shares, and the price of our stock. The actual value realized by our NEOs from stock awards and options during 2008 is presented in the “Option Exercises and Stock Vested” table below. Details about the equity awards granted to our NEOs during 2008 can be found in the “Grants of Plan-Based Awards” table below.

Summary Compensation Table

							Change in
							Pension
				Equity-based			Value and
				Incentive Plan			Non-Qualified
				Compensation		Non-Equity	Deferred	All
		Base		Stock	Option	Incentive Plan	Compensation	Other	Total
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	Year	($)	($)(1)(4)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Robert J. Stanzione	2008	722,500	—	707,652	465,753	630,000	3,197,992	48,142	5,772,039
Chief Executive,	2007	687,500	—	732,368	546,959	763,000	2,404,431	22,305	5,156,563
Chairman of the Board	2006	637,500	—	519,594	740,423	1,300,000	742,915	27,130	3,967,562
Lawrence A. Margolis	2008	382,250	—	244,590	162,795	200,000	318,383	40,200	1,348,218
Executive Vice	2007	368,125	2,366	255,583	203,298	242,634	53,843	31,916	1,157,765
Strategic Planning,	2006	356,875	—	183,925	312,827	431,400	59,956	33,899	1,378,882
Administration, Legal, HR, and Strategy, Chief Counsel, & Secretary
David B. Potts	2008	370,000	—	240,543	162,146	200,000	69,401	17,558	1,059,648
Executive Vice	2007	320,000	22,450	255,583	203,298	212,550	32,037	17,562	1,063,480
President, Chief	2006	302,000	25,500	183,925	299,402	274,500	21,709	15,660	1,122,696
Financial Officer, and Chief Information Officer
James D. Lakin	2008	332,508	—	225,410	162,146	175,000	143,730	34,137	1,072,931
President, Advanced	2007	320,000	22,450	255,583	203,298	212,550	132,166	21,621	1,167,668
Technology & Services	2006	302,000	25,500	183,925	305,773	274,500	28,805	22,878	1,143,381
Ronald M. Coppock	2008	315,500	—	239,760	157,560	170,000	66,597	29,952	979,369
President,	2007	282,000	22,302	251,724	193,559	187,698	31,338	19,388	988,009
Worldwide Sales	2006	263,000	34,700	174,863	263,849	240,300	14,148	21,065	1,011,925

(1)	The amount shown in this column relates to the discretionary portion of the Annual Incentive Bonus for each NEO that was above the strictly calculated amount listed under the Non-Equity Incentive Plan Compensation column.

(2)	The amounts in this column relate to restricted stock awards. One-half of the restricted shares granted in 2008 were performance shares and the other half were time-vested restricted shares vesting equally over four years. The number of performance shares issued depends upon performance criteria and can range from zero to 150% of the target award. During 2008, as described above, the number of performance shares ultimately issued was approximately 55% of the target amount of shares. During 2007, the Company achieved the performance conditions required for the 115% issuance of target award. The amounts in this column are calculated based on SFAS 123R and equal the financial statement compensation cost for restricted stock awards as reported in the Company’s 2008 consolidated statements of operations. Under SFAS 123R, for performance-related restricted shares compensation expense is recognized using the graded method of amortizing the grant expense over its vesting period. The expenses reported in this column relate to a portion of performance-based restricted grants made on April 18, 2005, April 25, 2006 and March 9, 2007 and March 28, 2008. The total cost of these awards was based on the number of shares awarded and the fair market value of the Company’s Common Stock on the date the grant was made. Assumptions used in the calculation of these amounts are included in Note 16, “Stock Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC.

(3)	The amounts in this column are calculated based on SFAS 123R and equal the financial statement compensation cost for stock option awards as reported in our 2008 consolidated statements of operations. Under SFAS 123R, a pro-rata portion of the total expense at the time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option granted using the Black-Scholes option-pricing model. The expenses reported in this column relate to options granted on April 18, 2005, April 25, 2006 and March 9, 2007. Assumptions used in the calculation of these amounts are included in Note 16, “Stock Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC.

(4)	For 2008, the amount reflects annual bonus earned for 2008 performance (paid in 2009). As described above, the amount reflects a 76% payout of the financial performance piece of the bonus plan (80% of the plan), and the individual performance objective portion of the bonus plan (20%) paying at between 129% — 133% of target based on performance of assigned objectives. For 2007, the amount reflects annual bonus earned with respect to 2007 performance (paid in 2008), which was 109% of target bonus. For 2006, actual performance was over 244% of target and accordingly, bonus payouts were at the maximum payout which for Messrs. Stanzione and Margolis was 200% of target. Due to the very strong performance of the Company, the Compensation Committee determined that for Messrs. Lakin and Potts bonus payout would be 164% of target, and for Mr. Coppock would be 172% of target.

(5)	Change in pension value reflects the aggregate annual change in the actuarial present value of accumulated pension benefits under the qualified and non-qualified defined benefit pension plans. The change in pension value does not include changes under any of the Company’s defined contribution plans because there is no above-market or preferential earnings provided under such plans.

(6)	Included in all other compensation for 2008 are a matching contribution by ARRIS Group Inc. into the 401(k) savings plan, the non-qualified 401(k) wrap plan, the incremental cost for supplemental life insurance coverage, expenses related to financial planning (except for Mr. Potts), club membership fees (except for Mr. Stanzione), airline club dues, and patent awards.

Grants of Plan-Based Awards 2008

								All Other
								Stock
								Awards:
	Estimated Future Payouts Under							Number of	Exercise or	Grant
	Non-Equity				Estimated Future Payouts Under			Shares of	Base	Date
	Incentive Plan Awards(2)				Equity Incentive Plan Awards(3)			Stock or	Price of	Fair
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Award	Value of
Name	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	($/sh)	Award(5)

Robert J. Stanzione	—	$182,500	$730,000	$1,460,000
	03/28/2008				60,835	121,670	182,505	121,670	$5.65	$1,064,149
Lawrence A. Margolis	—	57,900	231,600	463,200
	03/28/2008				20,835	41,670	62,505	41,670	$5.65	364,453
David B. Potts	—	57,750	231,000	462,000
	03/28/2008				20,835	41,670	62,505	41,670	$5.65	364,453
James D. Lakin	—	50,250	201,000	402,000
	03/28/2008				17,500	35,000	52,500	35,000	$5.65	306,117
Ronald M. Coppock	—	48,750	195,000	390,000
	03/28/2008				20,835	41,670	62,505	41,670	$5.65	364,453

(1)	Grant date is the date the awards, in the form of restricted stock and performance shares, were made.

(2)	The non-equity incentive awards reflect the Company’s annual bonus plan. The plan calls for the payment of from 0% to 200% based upon the achievement of specified adjusted consolidated adjusted operating income levels for the Company in 2008. The plan would pay out $0 if actual results did not reach 90% of the budgeted adjusted operating income level of 2007. The Company’s performance for 2008 was 91% of target performance and the financial portion of the plan accordingly paid out at 76%. The individually assigned objectives portion of the plan, as indicated above under the caption annual incentives, paid out between 129% and 133% of their portion of the targeted bonus. Overall bonus for the named executive officers paid out at the approximately 86% to 87% range of target bonuses. Bonus target payout levels are a percent of the ending 2008 base salary level; for Mr. Stanzione the percent is 100% of base salary and it is 60% of base salary for the other named executive officers. The amounts reflected herein are duplicative of the amounts reflected in the Summary Compensation Table and the Outstanding Equity at Year End Table. For additional discussion of 2008 bonus payment, see “Compensation Disclosure and Analysis — Annual Cash Incentives.”

(3)	The amounts shown under the Equity Incentive Plan Awards are the number of shares of restricted stock that were granted to each of the named executives in 2008 that were performance shares. Performance shares would vest based upon achievement of certain 2008 consolidated sales levels by the Company. Sales were

$1.145 billion in 2008, and fell below the targeted sales of $1.363 billion such that a 55% payout of the target grant was earned. If sales had been less than 82% of the targeted sales for 100% (target) payout, no shares would have been earned. The shares also are subject to a vesting schedule under which they vest annually over four years with the first vesting occurring on March 28, 2009. The amounts reflected here are duplicative of the amounts reflected in the Outstanding Equity Awards at Year End Table.

(4)	The amounts shown under All Other Equity Awards reflect the number of restricted shares granted to the named executives on the grant date. These shares vest annually over four years with the first vesting occurring on March 28, 2009. The table reflects the full amounts of the awards even though the awards vest over four years and are subject to forfeiture prior to vesting except in certain cases. The amounts reflective herein are duplicative of the amounts reflected in the Outstanding Equity Awards at Year End Table.

(5)	Represents the value at $5.65 of the March 28, 2008 equity awards to the named executives including the restricted shares described above in footnote four and the performance shares described above in footnote three. All of these shares vest over four years.

Equity awards for senior executives and for employees generally are granted annually at the same time and are priced (if options) at the close of business on the date of grant. Currently, options vest equally over four years and have a seven year life. In the past, some grants have had 10 year lives and some have vested over three years. Exceptions to annual grants have been made in cases such as new hire grants and grants in connection with significant promotions or increases in responsibilities. Target annual equity grants in the last three years for senior executives have consisted of equal amounts of value in performance shares and in restricted shares (or stock options prior to 2008). The number of performance shares earned has depended upon on the Company’s sales performance in the year of grant. The number of shares earned can vary from zero, if the minimum sales threshold was not reached, to 50% at the minimum level. A 100% level and 150% level were also established. In 2006, the maximum threshold was reached, as sales were more than 120% of targeted sales. In 2007, 115% of target was earned. In 2008, no options were granted, instead restricted shares were granted. Half of the restricted shares were performance shares, as in past years, and half of the shares, like options previously granted, are time based and vest over four years. In 2008, the performance shares paid out at approximately 55% as sales reached approximately 84% of the targeted sales.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying				Units of		Units of Stock
	Unexercised	Unexercised		Option	Option	Stock Held		That Have
	Options (#)	Options (#)		Exercise	Expiration	That Have		Not Vested
Name	Exercisable	Unexercisable		Price	Date	Not Vested (#)		($)(5)

Robert J. Stanzione						188,345	(1)(6)	1,497,343
	—	—				44,969	(7)	357,504
	—	—				29,368	(8)	233,476
	28,913	86,742	(2)	$13.45	03/09/2014
	43,507	43,508	(3)	$13.28	04/25/2013
	73,636	26,546	(4)	$6.44	04/18/2015
	150,000	—		$4.90	05/25/2014
	165,000	—		$8.12	01/22/2012
	500,000	—		$10.20	08/06/2011
	60,000	—		$8.00	12/19/2010
	500,000	—		$22.875	04/29/2009

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying				Units of		Units of Stock
	Unexercised	Unexercised		Option	Option	Stock Held		That Have
	Options (#)	Options (#)		Exercise	Expiration	That Have		Not Vested
Name	Exercisable	Unexercisable		Price	Date	Not Vested (#)		($)(5)

Lawrence A. Margolis						64,505	(1)(6)	512,815
	—	—				15,418	(7)	122,573
	—	—				10,448	(8)	83,062
	9,913	29,740	(2)	$13.45	03/09/2014
	15,478	15,479	(3)	$13.28	04/25/2013
	27,993	9,332	(4)	$6.44	04/18/2015
	67,000	—		$4.90	05/25/2014
	57,000	—		$4.85	07/01/2013
	70,000	—		$8.12	01/22/2012
	20,000	—		$10.20	08/06/2011
	50,000	—		$10.20	08/06/2011
	60,000	—		$8.00	12/19/2010
	50,000	—		$22.875	04/29/2009
David B. Potts						64,505	(1)(6)	512,815
	—	—				15,418	(7)	122,573
	—	—				10,448	(8)	83,062
	9,913	29,740	(2)	$13.45	03/09/2014
	15,478	15,479	(3)	$13.28	04/25/2013
	27,993	29,740	(4)	$6.44	04/18/2015
	33,340	—		$4.90	05/25/2014
	40,000	—		$8.12	01/22/2012
	100,000	—		$10.20	08/06/2011
James D. Lakin						54,180	(1)(6)	430,731
	—	—				15,418	(7)	122,573
	—	—				10,448	(8)	83,062
	9,913	29,740	(2)	$13.45	03/09/2014
	15,478	15,479	(3)	$13.28	04/25/2013
	18,662	9,332	(4)	$6.44	04/18/2015
	33,334	—		$4.90	05/25/2014
	135,000			$10.20	08/06/2011
Ronald M. Coppock						64,505	(1)(6)	512,815
	—	—				15,418	(7)	122,573
	—	—				10,448	(8)	83,062
	9,913	29,740	(2)	$13.45	03/09/2014
	7,739	15,479	(3)	$13.28	04/25/2013
	8,366	29,740	(4)	$6.44	04/18/2015
	5,000	—		$38.938	01/31/2010
	15,000	—		$38.938	01/31/2010

(1)	These shares are duplicative of the shares reflected in the Plan Based Awards Table.

(2)	The options were granted on March 9, 2007 and vest annually over four years with the first vesting occurring on March 9, 2008.

(3)	The options were granted on April 25, 2006 and vest annually over four years with the first vesting occurring on April 30, 2007.

(4)	The options were granted on April 18, 2005 and vest annually over four years with the first vesting occurred on April 18, 2006.

(5)	Reflect the value as calculated based on the closing price of the Company’s Common Stock on December 31, 2008 of $7.95 per share.

(6)	Shares of restricted stock were granted on March 28, 2008 and vest annually over four years with the first vesting occurring on March 28, 2008.

(7)	Shares of restricted stock were granted on March 9, 2007 and vest annually over four years with the first vesting occurring on March 9, 2008.

(8)	Shares of restricted stock were granted on April 25, 2006 and vest annually over four years with the first vesting occurring on April 30, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)(1)	Acquired on Vesting (#)	On Vesting ($)(2)

Robert J. Stanzione	—	—	64,055	429,844
Lawrence A. Margolis	—	—	22,449	150,878
David B. Potts	—	—	22,449	150,878
James D. Lakin	—	—	22,449	150,878
Ronald M. Coppock	—	—	21,199	142,616

(1)	Amount shown for each named executive officer is the aggregate number of options granted in previous years that were exercised and sold during 2008 and the taxable compensation realized (aggregate sales price less aggregate exercise price) on such shares exercised and sold. The amounts are not reflected in the Summary Compensation Table.

(2)	Amounts shown for each named executive officer represent the aggregate number of shares of restricted stock granted in the previous years that vested during the calendar year. Vested shares may have been held or sold by the executive in his discretion. The Company withholds taxes by retaining an appropriate number of shares (equal to the value of the amount required to be withheld) that vest. The amounts shown above include the number of shares withheld. These amounts are not reflected in the Summary Compensation Table.

Executive Benefits and Perquisites

Primary Benefits.  Our named executive officers are eligible to participate in the same employee benefit plans in which all other eligible U.S. salaried employees participate. These plans include medical, dental, and a non-qualified retirement savings plan, life insurance, disability and a qualified retirement savings plan. We also maintain a nonqualified retirement plan in which our named executive officers are eligible to participate.

Pension Benefits

		Number of Years	Present Value Of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Robert J. Stanzione	Qualified Pension Plan	5	65,634	—
	Non Qualified Plan	39	9,428,268	—
Lawrence A. Margolis	Qualified Pension Plan	18	296,864	—
	Non Qualified Plan	26	1,058,709	—
David B. Potts	Qualified Pension Plan	—	—	—
	Non Qualified Plan	13	185,471	—
James D. Lakin	Qualified Pension Plan	—	—	—
	Non Qualified Plan	12	455,755	—
Ronald M. Coppock	Qualified Pension Plan	5	33,399	—
	Non Qualified Plan	12	159,156	—

The Company maintains qualified and non-qualified Defined Benefit pension plans. The qualified plan for the named executive officers has been frozen since December 31, 1999, and no further accrual of benefit under that plan has occurred since that date. Neither Mr. Potts nor Mr. Lakin participated in the qualified plan. The non-qualified plan is a mirror image of the qualified plan, but covers only earnings levels and payments levels that are or would be excluded under the qualified plan under applicable Internal Revenue Services regulations. Benefits under the plans are calculated based on the named executive officer’s base salary and annual bonus amounts. The benefit formula is the number of years of continuous service (up to a maximum of 30 years) times the sum of (a) 0.65% of the individual’s “final annual compensation” up to the named executive officer’s social security covered compensation level, plus (b) 1.3% of the “final average salary” in excess of the named executive officer’s social security covered compensation level. The social security covered compensation level is the 35-year average of the taxable wage bases (for Social Security purposes) in effect prior to the participant’s Social Security retirement date. Final average salary is the average of the five highest consecutive years of compensation in the ten years preceding retirement. In calculating benefits under the non-qualified plan, it is assumed that the qualified plan remains in effect; that is, the amount of compensation that would have been covered under the qualified plan had it remained in effect is excluded from the non-qualified plan. The benefit is paid monthly on a single life annuity basis or, subject to discount, on a 50% joint and survivor annuity basis. Normal retirement under the plans is age 65, and benefits are discounted for early retirement, which is available at age 55. Messrs. Stanzione, Margolis and Lakin are 61, 61 and 65 years of age, respectively, and thus could elect to retire early. The discount is calculated to be the actuarial equivalent of an age 65 retirement using an 8% discount factor. There is no lump sum payment option available, except for Mr. Stanzione (see below).

The Company has established a Rabbi Trust to hold funds set aside to meet the obligations under the non-qualified defined benefit plans. The Company intends to fully fund the Rabbi Trust such that the amount of the actuarially accrued liability under the non-qualified deferred benefit plan as set forth in the Company’s financial statements has been set aside in a Rabbi Trust by the time the actuarial liability has been established. Amounts contributed to the Rabbi Trust remain the funds of the Company but can be used only to discharge obligations under the non-qualified plan, provided however, the funds in the trust remain subject to the claims of creditors.

The Company maintains on Mr. Stanzione’s behalf a supplemental employee retirement plan (SERP), which is included in the information provided in the Pension Benefits table set forth above. Under the SERP, normal retirement age is 62, and a lump sum payment on termination is the form of payment. In addition, under the SERP, final average compensation is Mr. Stanzione’s actual annual salary at the time of his retirement plus the average of the three highest bonuses received in the five years preceding retirement. Years of continuous service are Mr. Stanzione’s actual service multiplied by three and are not limited to 30 years. The benefit calculation is otherwise the same as described above, although Mr. Stanzione’s benefit may not exceed 50% of his final average compensation. In the event of Mr. Stanzione’s termination of employment by the Company without cause, termination by him as a result of a material uncured breach of his employment agreement by the Company, or termination by him following a change of control and the diminution of his position, then Mr. Stanzione’s pension benefit cannot be lower than $33,333 per month. The Company has established a separate “Rabbi Trust” to hold funds equal to the Company’s obligations under the non-qualified defined benefit plan and SERP to Mr. Stanzione. Pursuant to Mr. Stanzione’s employment agreement, the Company will fully fund those obligations by the date of Mr. Stanzione’s 62nd birthday. Mr. Stanzione’s defined benefit value at age 62 is frozen. Thereafter such funds will be credited only with the benefit or losses of independently managed investment vehicles elected by Mr. Stanzione from a menu of vehicles made available by the Company.

The Company maintains a 401(k) defined contribution plan to which employees may contribute a portion of their salary and bonus compensation. The Company matches 100% of the first 3% of employee contributions of pay and matches 50% of the next 2% of employee contributions of pay subject to the Internal Revenue Service maximum contribution (which was $15,500 during 2008). The named executives participate in this plan and received the Company match, which could not exceed $9,200 for 2008.

In addition, effective as of July 1, 2008, the Company established a non-qualified defined contribution retirement plan (the “401(k) Wrap”) that mirrors the 401(k) plan. The plan allows certain senior executives, including the named executive officers, to contribute amounts in excess of the amounts allowed under applicable tax laws under the 401(k) plan. The tax law for 2008 disallows contribution on income above $230,000 or contributions more than $15,500. The Company will match employee contributions under the 401(k) Wrap in a manner analogous to the 401(k). Provided the employee contributes the maximum amount allowed under the 401(k), the Company will contribute to the 401(k) and 401(k) Wrap in the aggregate 100% on the first 3% of pay and 50% of the next 2% of pay, less the amount of employer matches made to the 401(k). The amounts of employee and employer contributions to the 401(k) Wrap are held in a Rabbi Trust. Funds held under the 401(k) and the 401(k) Wrap are invested in authorized and independently managed mutual funds and other vehicles that the employee elects from a menu of vehicles offered under the plans. The employee account receives the benefit or loss of the increases or decreases based only on such funds performance. The Company does not enhance or guarantee performance.

The Company previously maintained a non-qualified deferred compensation plan that enabled certain executives, including the named executives, to defer amounts above the IRS maximum. This plan, and employee contributions and Company matches under it, were frozen in September 2004. No employee contributions or Company matching contributions have been made since that time under such plan. The accounts under this plan remain in existence, but the Company has never enhanced the earnings of the accounts, which earnings are determined by the actual earnings of investment vehicles selected by the employee. The table below reflects the change in value of the named executive’s account under the Company’s Non-Qualified Deferred Compensation arrangements (both current and frozen) during calendar year 2008. The amounts shown reflect dividends and interest and appreciation (or depreciation) in investments whether or not realized. The change in value reflects the performance of any of several mutual funds which may be selected by the executive.

Nonqualified Deferred Compensation

	Executive				Aggregate
	Contributions	Registrant	Aggregate	Aggregate	Balance at Last
	in Last FY	Contributions in	Earnings in Last	Withdrawals/	Fiscal Year-End
Name	($)(1)	Last FY ($)(2)	Fiscal Year ($)	Distributions ($)	($)

Robert J. Stanzione
Frozen Plan	—	—	(291,306)	—	389,731
Active Plan	18,250	24,550	(2,607)	—	15,643
Lawrence A. Margolis
Frozen Plan	—	—	(174,713)	—	217,967
Active Plan	9,650	12,784	(919)	—	8,731
David B. Potts
Frozen Plan	—	—	—	—	—
Active Plan	—	—	—	—	—
James D. Lakin
Frozen Plan	—	—	(178,150)	—	287,695
Active Plan	8,375	11,269	(840)	—	7,535
Ronald M. Coppock
Frozen Plan	—	—	(29,907)	—	50,551
Active Plan	8,125	10,495	(385)	—	7,740

(1)	Excludes deferral of bonuses paid in 2009 with respect to the 2008 calendar year.

(2)	Matches are made only with respect to deferrals made during calendar year 2008. The match was paid in February 2009.

(3)	Year-end balance excludes Company match paid in 2009 and employee deferrals of bonuses paid in 2009.

Other Perquisites.  We reimburse certain club membership fees, airline club dues and pay for financial counseling services for our named executive officers.

Clawback Policy.

In February 2009, the Board of Directors adopted the Executive Compensation Adjustment and Recovery Policy. This policy is a so-called “clawback policy” that enables the Company to recoup compensation paid to any president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, or any other officer routinely performing corresponding functions with respect to the Company when such compensation was based on financial results or operating metrics that were satisfied as the result of a fraudulent or illegal conduct of any of the officers. The Board of Directors is entitled to recover compensation when it concludes that it is attributable to such officers’ conduct and would not have been awarded had such financial results or operating metrics not been satisfied. In addition, if an officer engaged in intentional misconduct that contributed in any material respect to the improper accounting or incorrect financial data, the Board of Directors may seek to recoup any profits realized from the officer’s sale of securities of the Company during or subsequent to the impacted accounting period. A copy of the Policy is available at www.arrisi.com under the caption Investor Relations.

The Company is in the process of implementing the Policy. Beginning in 2008, equity awards contemplated that the Board of Directors might adopt a clawback policy and the compensation committee made those awards subject to any policy that the Board of Directors ultimately adopted. Future long-term incentive awards and annual incentive awards will similarly be subject to the Policy.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Executive employment agreements were amended in November 2008 to comply with the timely payment and other provisions of Section 409A of the Internal Revenue Code and to harmonize certain benefits.

The employment agreements generally are one year agreements and automatically renew until normal retirement at age 65, define initial salary and target bonus percent, general employment benefits and business expense reimbursements. The agreements contain one year non-competition, non-solicitation and non-disclosures of trade secret provisions. The amendments provided not only 409A compliance provisions but also that executives terminating their employment who are 62 years old or older with ten or more years of experience, their outstanding equity awards will continue to vest and remain outstanding for their original term (notwithstanding such termination) provided they continue to comply with the non-competition trade secret protection provisions of the agreement. The amendments also reflect for the Rabbi Trust and funding elements described above with respect to the Company’s non-qualified deferred benefit plan and the SERP of Mr. Stanzione. The term of Mr. Margolis’ contract is until he reaches age 65 subject to termination on 24 months’ notice. Mr. Stanzione agreement has been amended so that it is terminable on 24 months’ notice until he reaches age 62 at which time it is terminable on 12 months’ notice. (His prior agreement terminated at age 62). Also, Mr. Stanzione’s SERP benefit is frozen at his age 62 benefit amount, which amount will thereafter be credited with the investment returns or losses of the independently managed funds and investment vehicles elected by Mr. Stanzione from a menu of investment vehicles made available by the Company. Upon his retirement from the Company, Mr. Stanzione is entitled to receive a lump sum benefit. Thus, Mr. Stanzione’s employment as Chairman, CEO and President may continue beyond age 62 subject to termination or resignation of 12 months prior written notice.

The table below sets forth the approximate value of salary, bonus and accelerated equity payable to each NEO assuming a change in control or termination event had occurred on December 31, 2008.

Termination Benefit Table

						Accelerate
	Duration (1)	Salary	Bonus (10)		Benefits	Equity	Total

Robert J. Stanzione Change in Control or Without “Good Cause”	3 years	$2,190,000	$3,263,000	(6)	$42,852	$2,128,414	$7,624,267
Lawrence A. Margolis Change in Control or Without “Good Cause”	2 years	772,000	490,000	(7)	43,340	732,541	2,037,881
David B. Potts
Death (2)	3 months	96,250	—		—	—	96,250
Disability (3)	6 months	192,500	—		10,949	—	203,449
Without “Good Cause” (4)	2 years	770,000	462,000	(8)	43,796	732,541	2,008,337
Change in Control (5)	2 years	770,000	535,000	(9)	43,796	732,541	2,081,337
James D. Lakin
Death (2)	3 months	83,750	—		—	—	83,750
Disability (3)	6 months	167,500	—		12,215	—	179,715
Without “Good Cause” (4)	1 year	335,000	201,000	(8)	24,430	650,457	1,210,887
Change in Control (5)	1 year	335,000	267,500	(9)	24,430	650,457	1,277,387
Ronald M. Coppock
Death (2)	3 months	81,250	—		—	—	81,250
Disability (3)	6 months	162,500	—		10,371	—	172,871
Without “Good Cause” (4)	1 year	325,000	195,200	(8)	20,743	731,082	1,271,825
Change in Control (5)	1 year	325,000	242,500	(9)	20,743	731,082	1,319,325

(1)	Represents the termination period during which payments are made

(2)	Three months of salary continuation paid to NEO’s estate.

(3)	Six months of salary and benefits continuation paid.

(4)	Continuation of salary, bonus and benefits for the duration period, plus accelerated equity vesting.

(5)	Most recent salary and average of prior 2 year bonuses times the severance duration period.

(6)	Average of highest three bonuses earned in previous five years.

(7)	Most recent annual bonus paid or payable.

(8)	Target bonus equal to 60% of annual base salary.

(9)	Average of two prior paid annual bonuses.

(10)	Does not include bonus earned in 2008 but not paid until 2009: Stanzione ($630,000), Margolis ($200,000), Lakin ($175,000), Potts ($200,000) and Coppock ($170,000).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Directors that it be included in this proxy statement.

William H. Lambert, Chairman
Alex B. Best
John Anderson Craig

Notwithstanding anything to the contrary which is or may be set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate Company filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report shall not be incorporated by reference into any such filings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a related person transaction policy that governs the review, approval or ratification of covered related person transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms and conditions that are reasonable under the circumstances and in the best interests of the shareholders.

Under the policy a “related party transaction” is one in which the Company is a participant and that, individually or taken together with related transactions, exceeds, or is reasonably likely to exceed, $100,000 in amount in any year and in which any of the following individuals (a “covered person”) has a direct or indirect material interest:

•	any director or executive officer;

•	any nominee for election as a director;

•	any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities; or

•	any immediate family member of any of the foregoing persons, including any child; stepchild; parent; stepparent; spouse; sibling; mother-, father-, son-, daughter-, brother-, or sister-in-law; and any person (other than a tenant or employee) sharing the same household.

For purposes of the policy, a material interest in a transaction shall not be deemed to exist when a covered person’s interest in the transaction results from (a) the covered person’s (together with his immediate family’s) direct or indirect ownership of less than a 10% economic interest in the other party to the transaction, and/or the covered person’s service as a director of the other party to the transaction, or (b) the covered person’s pro rata participation in a benefit received by him solely as a security holder.

A transaction is deemed to involve the Company if it involves a vendor or partner of the Company or any of its subsidiaries and relates to the business relationship between the Company or any of its subsidiaries and that vendor or partner.

There have been no related party transactions since the beginning of the 2008 fiscal year nor are there any such transactions proposed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2008. Ernst & Young LLP also acted in such capacity during the fiscal year ended December 31, 2007. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders. The fees billed by Ernst & Young LLP for the last two Company fiscal years were as follows, all of which were approved by the Audit Committee:

Audit Fees

Fees for audit services totaled $2,107,153 and $3,672,253 in 2008 and 2007, respectively, and include fees associated with the annual audits, the Sarbanes-Oxley Section 404 attestation, the reviews of the Company’s quarterly reports on Form 10-Q, other SEC filings, audit consultations, and one-time audit procedures related to the acquisition of C-COR and the terminated Tandberg merger.

Audit-Related Fees

Fees for audit-related services totaled $77,979 and $474,077 in 2008 and 2007, respectively. Audit-related services include due diligence in connection with acquisitions, consultation on accounting and internal control matters, and audits in connection with employee benefit plans.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled $302,517 and $90,672 in 2008 and 2007, respectively.

All Other Fees

Fees for all other services not included above were $0 for both 2008 and 2007.

Audit Committee Pre-approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other permissible non-audit services performed by the independent registered public accounting firm. Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services and fee amounts or ranges within each category. Either the independent registered public accounting firm or the Company’s Chief Financial Officer (or his designee) must submit to the Audit Committee requests for services to be provided by the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting.

The Audit Committee requires the Company’s Internal Audit Director to report to the Audit Committee on a periodic basis the results of the Internal Audit Director’s monitoring of the independent registered public accounting firm’s performance of all services to the Company and whether the performance of those services was in compliance with the Audit Committee’s pre-approval policy. Both the Internal Audit Director and management are required to report immediately to the Audit Committee any breaches by the independent registered public accounting firm of the policy.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 15, 2009, in order to be considered for inclusion in the Company’s proxy statement and proxy relating to the 2010 Annual Meeting of Stockholders.

CONCLUSION

The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Lawrence A. Margolis, Secretary

April 17, 2009

APPENDIX A

ARRIS GROUP, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE.

The purpose of the Amended and Restated Employee Stock Purchase Plan (the “Plan”) of ARRIS Group, Inc. (the “Company”) is to furnish to eligible employees an incentive to advance the best interests of the Company by providing a method whereby they voluntarily may purchase shares of Common Stock, $.01 par value, of the Company (“Common Stock”) at a favorable price and upon favorable terms.

2.	ELIGIBILITY

All employees of the Company and those of any present or future direct or indirect subsidiary (as defined in Section 424(f) of the Code) of the Company (provided the Company authorizes such Subsidiary to adopt the Plan), except for employees whose customary employment is less than 20 hours per week, shall be eligible to participate in the Plan; provided, however, no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock (as defined by Sections 423(b)(3) and 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (whether or not the subsidiary participates in the Plan). No option shall be granted to any executive officer who is a highly compensated employee (within the meaning of Section 414(q) of the Code) of the Company or any of its subsidiaries unless the Committee for administration of the Plan shall otherwise provide. No option shall be granted to any employee where, in the judgment of the Compensation Committee of the Board of Directors of the Company, such grant would be unlawful or impractical under the laws of any local or foreign jurisdiction, provided, however, that such decision not to grant an option would not otherwise violate Section 423 of the Code. All employees granted options under the Plan shall have the same rights and privileges, subject to subparagraph 4(b) below.

3.	STOCK SUBJECT OF THE PLAN.

Subject to the provisions of paragraph 10, the stock which may be sold pursuant to options under the Plan shall not exceed in the aggregate 3,800,000 shares of the authorized Common Stock of the Company (the “Shares”). The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Options issued under the Plan will reduce the number of Shares available under the Plan by the number of Shares subject to the issued option. If unexercised options expire or terminate for any reason, in whole or in part, the number of Shares subject to the unexercised portion of such options will be available again for issuance under the Plan.

4.	GRANT OF OPTIONS.

(a) General statement; “date of grant”; “option period”; “date of exercise.”  Following the effective date of the Plan and continuing while the Plan remains in force, the Company will offer options under the Plan to all eligible employees to purchase shares of Common Stock. These options shall be granted twice each year on dates to be determined by the Committee for administration of the Plan (each of which is hereinafter referred to as a “date of grant”). The term of each option will be for six months (or such other period (not to exceed 12 months) as the Committee for administration of the Plan may specify) ending on the last day of the option period (hereinafter referred to as the “date of exercise”). The number of Shares subject to each option shall be the quotient of the payroll deductions authorized by each participant in accordance with subparagraph (b) extended for the option period divided by 85% of the fair market value of the Common Stock on the date of grant, as defined by subparagraph 5(b), rounded down to the closest whole number.

(b) Election to participate: payroll deduction authorization.  Except as provided in subparagraph (f), an eligible employee may participate in the Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a date of grant (by enrolling on line or by completing the appropriate election forms, in either case by the deadline imposed by the Committee) a written payroll deduction authorization in a form prepared by the Company whereby the employee gives notice of the employee’s election to participate in the Plan as of the next following date of grant, and whereby the employee designates a stated amount to be deducted from the employee’s compensation on each payday during the option period and paid into the Plan for the employee’s account. The stated amount which the employee may designate for payroll deduction may not be less than $2.00 each payday (although the Committee for administration of the Plan may select another minimum amount to be designated for payroll deductions which minimum may not be greater than $5.00 per pay period). The Committee may authorize payroll deductions of less than the minimum per pay period or of less than the amount the employee may designate to be deducted if not doing so would likely result in a refund to the employee at the end of the option period because the employee’s payroll deductions were the minimum per pay period or in excess of the option price of the shares the employee can purchase. The payroll deductions may not exceed either of the following: (i) 10% (or such other percentage as the Committee for administration of the Plan may specify) of the amount of “eligible compensation” (as defined in subparagraph (d) from which the deduction is made); or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph (e).

(c) Changes in payroll authorization.  The payroll deduction authorization referred to in subparagraph (b) may not be changed during the option period.

(d) “Eligible compensation” defined.  The term “eligible compensation” means regular rate of pay on the date of grant. In the case of salespeople, regular rate of pay includes regular commissions. “Eligible compensation” does not include management incentives and bonuses, overtime, extended work-week premiums, or other special payments, fees, or allowances.

(e) $25,000 limitation.  No employee shall be granted an option under the Plan or under any other employee stock purchase plan of the Company or of any of its subsidiaries (within the meaning of Section 423(b)(8) of the Code) which permits the employee’s rights to purchase Company stock to first become exercisable at a rate which exceeds $25,000 in fair market value of stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time.

(f) Leaves of absence.  During leaves of absence approved by the Company and meeting the requirements of Treasury Regulation l.421-7(h)(2), a participant may continue participation in the Plan by cash payments to the Company on the participant’s normal paydays equal to the reduction in the participant’s payroll deductions caused by such leave.

5.	EXERCISE OF OPTIONS.

(a) General statement.  Each eligible employee who is a participant in the Plan automatically and without any act on the employee’s part will be deemed to have exercised the employee’s option on each date of exercise to the extent that the balance then in the employee’s account under the Plan is sufficient to purchase at the “option price” (as defined in subparagraph (b)) whole shares of the Company’s stock subject to the employee’s option. Any balance remaining in the employee’s account after payment of the purchase price of those whole shares shall be refunded (without interest) to the employee promptly.

(b) “Option price” defined.  The option price per share shall be a sum equal to 85% of the fair market value of the Company’s stock subject to the Plan on the date of exercise or on the date of grant, whichever amount is lesser. Fair market value of the Company’s stock on the date of exercise or, as the case may be, on the date of grant, shall be the per share price of the last sale of such stock prior to such date as reported by NASDAQ or, if listed on a United States stock exchange, as reported in the composite transactions for the principal such exchange on which the common stock is traded.

(c) Delivery of share certificates.  As soon as reasonably practicable after each date of exercise, the shares each participant purchases on such date of exercise shall be credited to an account in the participant’s name with one or more brokers the Committee may designate. A participant will be issued a certificate for participant’s shares upon request or when the Plan is terminated. In the event the Company is required to obtain from any commission or agency authority to credit any shares or issue any certificates, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful crediting of such shares or issuance of any such certificates shall relieve the Company from liability to any participant in the Plan except to return to the optionee the amount of the balance in the optionee’s account.

6.	WITHDRAWAL FROM THE PLAN.

(a) General statement.  Any participant may withdraw in whole from the Plan at any time. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant (without interest) the amount of the balance in the participant’s account under the Plan; and thereupon, automatically and without any further act on the participant’s part, the participant’s payroll deduction authorization, the participant’s interest in the Plan, and the participant’s option under the Plan shall terminate.

(b) Eligibility following withdrawal.  A participant who withdraws from the Plan shall be eligible to participate again in the Plan for the option period next following the option period during which the participant withdrew.

7.	TERMINATION OF EMPLOYMENT.

(a) Termination of employment other than by retirement or death.  If the employment of a participant terminates other than by retirement or death, the participant’s interest in the Plan automatically and without any act on the participant’s part shall terminate as of the date of the termination of the participant’s employment. The Company promptly will refund to the participant (without interest) the amount of the balance in the participant’s account under the Plan, and thereupon the participant’s interest in the Plan and the participant’s option under the Plan shall terminate.

(b) Termination by retirement.  A participant who retires on the participant’s normal retirement date (on or after having attained age 65), may, at the participant’s election, either (i) by written notice to the Company exercise the participant’s option as of the participant’s retirement date, in which event the Company shall apply the balance in the participant’s account under the Plan to the purchase at the option price whole shares of the Company’s stock and refund the excess, if any, or (ii) by written notice to the Company request payment of the balance in the participant’s account under the Plan, in which event the Company promptly shall make such payment, and thereupon the participant’s interest in the Plan and the participant’s option under the Plan shall terminate. If the participant elects to exercise the participant’s option, the date of the participant’s retirement shall be deemed to be a date of exercise for the purpose of computing the amount of the purchase price of the Company’s stock. If the Company does not receive such notice within 90 days of the Participant’s retirement and before the date of exercise, the participant shall be conclusively presumed to have elected alternative (ii) and requested payment of the balance of the participant’s account. Notwithstanding the foregoing, the date participant’s option may first become exercisable will not be any earlier than would be permitted under the $25,000 limitation set forth in subparagraph 4(e) above, in which case such later date will be the date of exercise for the purpose of computing the amount of the purchase price of the stock.

(c) Termination by death.  If the employment of a participant is terminated by the participant’s death, the executor of the participant’s will or the administrator of the participant’s estate by written notice to the Company may either (i) exercise the participant’s option as of the date of the participant’s death, in which event the Company shall apply the balance in the participant’s account under the Plan to the purchase at the option price of whole shares of the Company’s stock and refund the excess, if any, or (ii) request payment of the balance in the participant’s account under the Plan, in which event the Company promptly shall make such payment, and thereupon the participant’s interest in the Plan and the participant’s option under the Plan shall terminate. If the option is exercised, the date of the participant’s death shall be deemed to be a date of exercise for the purpose of computing the amount of the purchase price of the Company’s stock. If the Company does not receive such notice within 90 days of the participant’s death and before the date of exercise, the participant’s representative shall be conclusively presumed to have elected alternative (ii) and requested payment of the balance of the participant’s account. Notwithstanding the foregoing, the date participant’s option may first become exercisable will not be any earlier than would be permitted under the $25,000 limitation set forth in subparagraph 4(e) above, in which case such later date will be the date of exercise for the purpose of computing the amount of the purchase price of the stock.

8.	RESTRICTION UPON ASSIGNMENT.

An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the optionee’s lifetime only by optionee. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by an optionee of an option or of any rights under an option.

9.	NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED.

With respect to shares subject to an option, an optionee shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, following the exercise of the option, the Shares have been credited to the employee’s account or a certificate has been issued to the employee.

10.	CHANGES IN STOCK ADJUSTMENTS.

Whenever any change is made in the stock subject to the Plan, by reason of stock dividend on such stock or by reason of subdivision, combinations, or reclassification of shares of such stock, appropriate action will be taken by the Committee for administration of the Plan to adjust accordingly the number of shares subject to the Plan and the number and option price of shares subject to options outstanding under the Plan.

11.	USE OF FUNDS; NO INTEREST PAID.

All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose.

No interest will be paid or credited to any participant under the Plan.

12.	AMENDMENT OF THE PLAN.

The Board of Directors or the Committee for administration of the Plan may from time to time suspend, terminate, revise or amend the Plan in any respect whatsoever except that, without the approval of stockholders of the Company, no such revision or amendment may increase the number of shares subject to the Plan, reduce the exercise price below that provided in the Plan, or cause the Plan not to be in conformance with the requirements of Section 423 of the Code. No suspension, discontinuation, revision or amendment may adversely affect any award theretofore made, without the consent of the optionee, unless necessary to comply with applicable law.

Any reference to any Section or provision of the Code shall include any successor provision thereto.

13.	ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS.

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, which shall be composed of not less than two directors of the Company, none of whom shall be eligible to serve on the Committee unless such person is then a Non-Employee Director within the meaning of the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, if and as such rules are then in effect. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until such member dies or resigns or is removed from office by the Board of Directors.

The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan.

14.	EFFECTIVE DATE.

The effective date of this restatement of the Plan is the date it is approved by the Board of Directors or the Committee but no options may be exercised for shares of Common Stock of the Company in excess of the 1,800,000 shares set forth in the Plan before this amendment and restatement unless and until the Plan has been approved by the stockholders of the Company within 12 months after the date the Plan is approved by the Board of Directors or the Committee.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 3. Please mark your votes as indicated in this example WITHHOLD FOR ALL FOR ALL *EXCEPTIONS 1. ELECTION OF DIRECTORS Nominees: 01 Alex B. Best 02 Harry L. Bosco 03 John Anderson Craig 04 Matthew B. Kearney 05 William H. Lambert 06 John R. Petty 07 Robert J. Stanzione 08 David A. Woodle (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions FOR AGAINST ABSTAIN 2. Vote to ratify Ernst & Young LLP as our Independent public accountant 3. Approval of 2001 Employee Stock Purchase Plan amendment 4. In their discretion, such other matters as may properly come before the Annual meeting or at any adjournments thereof. YES I will Attend the Meeting Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Arris Group, Inc. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://www.arrisi.com/proxy INTERNET http://www.eproxy.com/arrs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 47554

PROXY ARRIS GROUP, INC. Annual Meeting of Stockholders — May 21, 2009 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Robert J. Stanzione, Lawrence A. Margolis and David B. Potts, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Arris Group, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 21, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Arris Group, Inc. now makes it easy and convenient to get current information on your shareholder account. · View account status · View certificate history · View book-entry information · View payment history for dividends · Make address changes · Obtain a duplicate 1099 tax form · Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time ****TRY IT OUT**** www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 47554